SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K



                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                              Date of Report
                              April 1, 1996

                      FARMERS CAPITAL BANK CORPORATION
          (Exact name of registrant as specified in its charter)

                                  Kentucky
              (State of other jurisdiction of incorporation)

          0-14412                            61-1017851
(Commission File Number)                (I.R.S. Employer Identification No.)


P.O. Box 309
Frankfort, Kentucky                               40602
(Address of principal executive offices)          (Zip Code)


            Registrant's telephone number, including area code:
                               (502)227-1600

Not applicable
(Former name or former address, if changed since last report)


                         Form 8-K Current Report

                          ITEM 5. Other Events

     On March 28, 1996, Farmers Capital Bank Corporation (the
"Corporation") announced a restructuring of its Board of Directors. Previously, the Board of Directors of the Corporation was comprised of the same individuals who served as the directors of the Corporation's lead bank subsidiary, Farmers Bank & Capital Trust Company ("Farmers Bank"). However, in recent years, as the Corporation has expanded the scope of its financial services by acquiring and developing banking and other financial service affiliates with operations in many other communities across Kentucky, the Corporation's other subsidiaries have come to account for over 50% of the Corporation's business.

     The restructuring is intended to accomplish several objectives, including: (1) separation of the management of the Corporation from the management of Farmers Bank, to enable the Board of Directors of Farmers
Bank to focus on management of the bank and to permit the Corporation's Board of Directors to focus more on the overall business and affairs of the Corporation; (2) creation of opportunities for new directors to serve on the Board of Directors of Farmers Bank; and (3) representation on the Corporation's Board of Directors of individuals from other communities served by the Corporation's affiliate banks.

     At a meeting of the Corporation's Board of Directors on March 26, 1996, the By-Laws of the Corporation were amended to increase the size of the Board of Directors from 10 to 12 members. In addition, recognizing the importance of this restructuring to the continued growth and success of the Corporation, the following directors of the Corporation voluntarily submitted their resignations at that meeting in order to facilitate the restructuring:
Warner U. Hines, John J. Hopkins, Michael M. Sullivan, William R. Sykes and Joseph C. Yagel. The dedicated service of these gentlemen as directors of the Corporation is sincerely appreciated. The Corporation will continue to benefit from their valuable participation in management, as they will remain members of the Farmers Bank Board of Directors, with Mr. Hopkins serving as an Advisory Director. Mr. Sykes also will continue to serve as President and Chief Executive Officer of Farmers Bank, and Mr. Sullivan will continue as Senior Vice President of FCB Services, Inc.

     At the March 26, 1996 Board Meeting, the Board of Directors also filled the resulting seven vacancies by appointing the following individuals as directors of the Corporation:

     * J. Barry Banker, of Nashville, Tennessee, President of the Stewart Home School in Frankfort.

     * James E. Bondurant, of Hodgenville, Kentucky, District Judge of the Larue County, Kentucky District Court. Judge Bondurant serves as Chairman of Board of Directors of First Citizens Bank, a subsidiary of the Corporation.

     * James H. Childers, of Frankfort, Kentucky. Mr. Childers is the Executive Vice President, Secretary and General Counsel of the Corporation.

     * Mr. Benjamin Crain, of Versailles, Kentucky, President of Fourth
       Street Tobacco Warehouses. Mr. Crain serves as Chairman of the Board of Directors of United Bank & Trust Co., a subsidiary of the Corporation.

     * Lloyd C. Hillard, Jr., of Elizabethtown, Kentucky, President and Chief Executive Officer of First Citizens Bank.

     * Harold G. Mays, of Frankfort, Kentucky, President of H.G. Mays Corporation, an asphalt paving firm.

     * Frank W. Sower, Jr., of Fort Thomas, Kentucky, Appeals Officer, Internal Revenue Service.

     Each of these new directors has been appointed to serve until the next Annual Meeting of Shareholders of the Corporation, which will be held on May 14, 1996. At the Annual Meeting each new director will be nominated for election to a term on the Board of Directors.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FARMERS CAPITAL BANK CORPORATION


April 1, 1996                     By Charles S. Boyd
                                     Charles S. Boyd
                                     President and CEO